Exhibit 99.1
INDEX TO FINANCIAL STATEMENTS
COMERA LIFE SCIENCES, INC.
Index to Financial Statements as of December 31, 2021 and 2020 and for the Years Then Ended

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Comera Life Sciences, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Comera Life Sciences, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations and comprehensive loss, convertible preferred stock, stockholders’ deficit and members’ equity, and cash flows, for each of the two years in the period ended December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses since inception, and has an accumulated deficit as of December 31, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Baker Tilly US, LLP
We have served as the Company’s auditor since 2021.
Tewksbury, Massachusetts
March 8, 2022,
Except for the effects of the reverse recapitalization described in Note 1, as to which the date is September 2, 2022.

COMERA LIFE SCIENCES, INC.
BALANCE SHEETS

	December 31,
	2021	2020
Assets
Current assets:

Cash and cash equivalents	$6,510,140	$155,427
Accounts receivable	—	109,868
Due from related parties	286	5,400
Prepaid expenses and other current assets	270,648	39,693

Total current assets	6,781,074	310,388
Restricted cash	50,000	25,000
Property and equipment, net	234,167	178,290
Right of use asset	320,373	—
Security deposit	32,200	32,200

Total assets	$7,417,814	$545,878

Liabilities, Convertible Preferred Stock, Stockholders’ Deficit and Members’ Equity
Current liabilities:
Accounts payable	$416,941	$97,616
Accrued expenses and other current liabilities	506,611	106,810
Deferred revenue	—	28,949
Lease liability - current	121,552	—

Total current liabilities	1,045,104	233,375
Note payable	—	160,588
Lease liability - noncurrent	201,504	—

Total liabilities	1,246,608	393,963

Commitments and contingencies (Note 17)

Convertible preferred stock (Note 9)	20,857,453	—
Stockholders’ deficit and members’ equity (1) :
Capital units	—	10,681,040
Common stock, $0.0001 par value; 150,000,000 shares authorized; 308,443 and no shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	31	—
Additional paid-in capital	2,213,547	918,922
Accumulated deficit	(16,899,825)	(11,448,047)

Total stockholders’ deficit and members’ equity	(14,686,247)	151,915

Total liabilities, convertible preferred stock, stockholders’ deficit and members’ equity	$7,417,814	$545,878

(1)	Retroactively adjusted for the reverse recapitalization as described in Note 1.
The accompanying notes are an integral part of these financial statements.

COMERA LIFE SCIENCES, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2021	2020

Revenue	$319,832	$442,919
Cost of revenue	161,008	104,407
Operating expenses:
Research and development	1,752,669	1,261,747
General and administrative	3,941,783	1,204,285

Total operating expenses	5,694,452	2,466,032

Loss from operations	(5,535,628)	(2,127,520)
Other income (expense), net:
Gain on debt extinguishment	160,588	—
Change in fair value of convertible notes	(76,738)	—
Other income, net	—	2,033

Total other income, net	83,850	2,033

Net loss and comprehensive loss	$(5,451,778)	$(2,125,487)

Net loss per share or unit attributable to common stockholders or unit holders—basic and diluted (1)	$(1.81)	$(0.25)
Weighted-average number of common shares or units used in computing net loss per share or unit attributable to common stockholders or unit holders—basic and diluted (1)	3,012,603	8,521,250

(1)	Retroactively adjusted for the reverse recapitalization as described in Note 1.
The accompanying notes are an integral part of these financial statements.

COMERA LIFE SCIENCES, INC.
STATEMENTS OF CONVERTIBLE PREFERRED STOCK, STOCKHOLDERS’ DEFICIT AND MEMBERS’ EQUITY

	Convertible Preferred Stock		Capital Units		Incentive Units		Common Stock		Additional		Total Stockholders’
	Shares	Amount	Shares	Amount	Units	Amount	Units	Amount	Paid-in Capital	Accumulated Deficit	Deficit or Members’ Equity

Balance as of January 1, 2020	—	$—	8,748,276	$9,118,198	1,823,017	$—	—	$—	$817,882	$(9,322,560)	$613,520
Issuance of capital units, net of issuance costs of $50,068	—	—	680,730	1,562,842	—	—	—	—	—	—	1,562,842
Vesting of incentive units	—	—	—	—	164,457	—	—	—	—	—	—
Stock-based compensation e xpense	—	—	—	—	—	—	—	—	101,040	—	101,040
Net loss	—	—	—	—	—	—	—	—	—	(2,125,487)	(2,125,487)

Balance as of December 31, 2020	—	$—	9,429,006	$10,681,040	1,987,474	$—	—	$—	$918,922	$(11,448,047)	$151,915
Vesting of incentive units	—	—	—	—	32,939	—	—	—	—	—	—
Conversion of capital units into convertible preferred stock	9,429,006	10,681,040	(9,429,006)	(10,681,040)	—	—	—	—	—	—	(10,681,040)
Cancellation of incentive units upon c orporate reorganization	—	—	—	—	(2,020,413)	—	—	—	—	—	—
Issuance of convertible preferred stock, net of issuance costs of $60,327	4,373,752	10,176,413	—	—	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options (1)	—	—	—	—	—	—	308,443	31	179,969	—	180,000
Stock-based compensation expense	—	—	—	—	—	—	—	—	1,114,656	—	1,114,656
Net loss	—	—	—	—	—	—	—	—	—	(5,451,778)	(5,451,778)

Balance as of December 31, 2021	13,802,758	$20,857,453	—	$—	—	$—	308,443	$31	$2,213,547	$(16,899,825)	$(14,686,247)

(1)	Retroactively adjusted for the reverse recapitalization as described in Note 1.
The accompanying notes are an integral part of these financial statements.

COMERA LIFE SCIENCES, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020

Cash flows from operating activities:

Net loss	$(5,451,778)	$(2,125,487)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,114,656	101,040
Depreciation expense	86,136	89,749
Loss on disposal of equipment	—	1,392
Noncash consulting expense	—	171,100
Noncash lease expense	2,683	—
Gain on debt extinguishment	(160,588)	—
Change in fair value of convertible notes	76,738	—
Changes in operating assets and liabilities:
Accounts receivable	109,868	(113,068)
Prepaid expenses and other current assets	(230,955)	(583)
Due from related parties	5,114	(5,400)
Accounts payable	319,325	20,981
Accrued expenses and other current liabilities	399,801	82,223
Deferred revenue	(28,949)	(26,051)

Net cash used in operating activities	(3,757,949)	(1,804,104)
Cash flows from investing activities:
Purchases of property and equipment	(142,013)	(12,366)

Net cash used in investing activities	(142,013)	(12,366)
Cash flows from financing activities:
Proceeds from issuance of capital units, net of issuance costs	—	1,391,742
Proceeds from issuance of convertible preferred stock, net of issuance costs	9,349,675	—
Proceeds from issuance of promissory note	—	160,588
Proceeds from issuance of convertible notes	750,000	—
Proceeds from exercise of stock options	180,000	—

Net cash provided by financing activities	10,279,675	1,552,330
Net increase (decrease) in cash, cash equivalents and restricted cash	6,379,713	(264,140)
Cash, cash equivalents and restricted cash at beginning of year	180,427	444,567

Cash, cash equivalents, and restricted cash at end of year	$6,560,140	$180,427

Supplemental disclosures of noncash activities:
Issuance of capital units in exchange for services	$—	$171,100

Conversion of capital units into convertible preferred stock	$10,681,040	$—

Settlement of convertible notes for convertible preferred stock	$826,738	$—

The accompanying notes are an integral part of these financial statements.

COMERA LIFE SCIENCES, INC.
NOTES TO FINANCIAL STATEMENTS
1. Organization
Formation and Organization

Comera Life Sciences, Inc. (“Comera” or “Company”) was formed in the state of Delaware on January 2, 2014 as ReForm Biologics, LLC. On April 30, 2021, the Company completed a corporate reorganization (the “Reorganization”) and changed its name to ReForm Biologics, Inc. As part of the Reorganization, each issued and outstanding capital unit of the Company as of the date of the Reorganization was exchanged for shares of convertible preferred stock and previously outstanding incentive units of the Company were cancelled. On January 7, 2022, the Company changed its name to Comera Life Sciences, Inc. to emphasize the Company’s vision of a compassionate new era in medicine.
Comera is a biotechnology company dedicated to promoting a compassionate new era in medicine. The Company applies a deep knowledge of formulation science and technology to transform essential biologic medicines from IV to subcutaneous (“SQ”) forms. This revolutionary technology provides patients and families with the freedom of self-injectable care, allowing them to realize the potential of these life changing therapies, and to unlock the vast potential of their own lives while simultaneously lowering healthcare costs. To accomplish this, Comera is developing an internal portfolio of proprietary therapeutics that incorporate the Company’s innovative proprietary formulation platform, SQore
™
. Comera also collaborates with pharmaceutical and biotechnology companies, applying the SQore
™
platform to the Company’s partners’ biologic medicines to deliver enhanced formulations that facilitate self-injectable care.
Reverse Recapitalization
Comera Life Sciences Holdings, Inc. (“CLS Holdings”) was incorporated in Delaware on January 25, 2022 as a wholly-owned subsidiary of Comera Life Sciences, Inc. for the purpose of effecting the Transaction (as defined below). On May 19, 2022 (the “Closing Date”), CLS Holdings consummated the acquisition of all the issued and outstanding shares of OTR Acquisition Corp. (“OTR”) and Comera (the “Transaction”), in accordance with the Business Combination Agreement dated January 31, 2022 (as amended May 19, 2022, the “Business Combination Agreement”) by and among CLS Holdings, Comera, OTR, CLS Sub Merger 1 Corp., a Delaware corporation (“Comera Merger Sub”), and CLS Sub Merger 2 Corp., a Delaware Corporation (“OTR Merger Sub”). Pursuant to the terms of the Business Combination Agreement, a transaction between OTR and Comera was effected through the merger of OTR Merger Sub with and into OTR, with OTR surviving the merger as a wholly-owned subsidiary of CLS Holdings, and through a merger of Comera Merger Sub with and into Comera, with Comera surviving the merger as a wholly-owned subsidiary of CLS Holdings. OTR was formed in the state of Delaware for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.
The Transaction was accounted for as a reverse recapitalization, with OTR being treated as the “acquired” company and Comera being treated as the “acquirer” for accounting purposes based upon the pre-merger
shareholders of Comera holding the majority of the voting interests of CLS Holdings, Comera’s existing management team serving as the initial management team of CLS Holdings, Comera’s appointment of the majority of the initial board of directors of CLS Holdings, and Comera’s operations comprising the ongoing operations of the combined company.
Under the reverse recapitalization model, the Transaction was treated as Comera issuing equity for the net assets of OTR
, with no

goodwill or intangible assets recorded. All common stock instruments, prior to the Transaction, have been retroactively adjusted to share amounts reflecting the capital structure of CLS Holdings following the Transaction, including adjustments based on the exchange ratio (the “Exchange Ratio”). Accordingly, certain amounts have been retroactively adjusted to reflect the reverse recapitalization pursuant to the Transaction for all periods presented within the balance sheets and statements of convertible preferred stock, stockholders’ deficit and members’ capital. Additionally, the net loss per share or unit and weighted-average number of common shares or units used in computing net loss per share or unit attributable to common stockholders or unit holders, prior to the Transaction, have been retroactively adjusted to amounts reflecting the Exchange Ratio established in the Transaction.

2. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Risks and Uncertainties
The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including but not limited to, risks associated with completing preclinical studies and clinical trials, receiving regulatory approvals for product candidates, development by competitors of new biopharmaceutical products, dependence on key personnel, protection of proprietary technology, compliance with government regulations and the ability to secure additional capital to fund operations. Significant discovery, research and development efforts, including clinical testing and regulatory approval, are required prior to commercialization of any potential product candidates. These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize revenue from product sales.
Through December 31, 2021, the Company has funded its operations primarily with proceeds from the issuance of capital units, convertible notes, and preferred stock. The Company has incurred recurring losses since its inception, including net losses of $5.5 million and $2.1 million for the years ended December 31, 2021 and 2020, respectively. In addition, as of December 31, 2021, the Company had an accumulated deficit of $16.9 million. The Company expects to continue to generate operating losses for the near future. The future viability of the Company is dependent on its ability to raise additional capital to finance its operations. The Company’s inability to raise capital as and when needed could have a negative impact on its financial condition and ability to pursue its business strategies. There can be no assurance that the current operating plan will be achieved or that additional funding will be available on terms acceptable to the Company, or at all.
The Company does not believe the cash and cash equivalents on hand as of December 31, 2021 of $6.5 million will be sufficient to fund its operations and capital expenditure requirements for the next twelve months from the date the financial statements are issued. The Company will be required to raise additional capital to continue to fund operations and capital expenditures. Such funding may not be available on acceptable terms, or at all. If the Company is unable to access additional funds when needed, it may not be able to continue operations or the Company may be required to delay, scale back or eliminate some or all of its ongoing research and development efforts and other operations. The Company’s ability to access capital when needed is not assured and, if not achieved on a timely basis, will materially harm its business, financial condition and results of operations. These uncertainties create substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.
COVID-19
In March 2020,
COVID-19
was declared a global pandemic by the World Health Organization and continues to present a substantial public health and economic challenge around the world. The length of time and full extent to which the
COVID-19
pandemic may directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are highly uncertain, subject to change and difficult to predict.
The Company plans to continue to closely monitor the ongoing impact of the
COVID-19
pandemic on the Company’s employees and other business operations. In an effort to provide a safe work environment for the Company’s employees, the Company has, among other things, limited employees in the Company’s office and lab facilities to those where on-site
presence is needed for their job activities, implemented various social distancing measures in the Company’s offices and labs including replacing all in-person
meetings with virtual interactions, and are providing personal protective equipment for the Company’s employees present in the Company’s office and lab facilities. The Company is continuing to monitor the impact and effects of the
COVID-19
pandemic and the Company’s response to it, and the Company expects to continue to take actions as may be required or recommended by government authorities or that are determined to be in the best interests of the Company’s employees and other business partners in light of the pandemic.
Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions, based on judgments considered reasonable, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company bases its estimates and assumptions on historical experience, known trends and events and various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuation of the Company’s common stock, capital and incentive units and stock-based compensation. Changes in estimates are recorded in the period in which they become known. Due to the risks and uncertainties involved in the Company’s business and evolving market conditions and, given the subjective element of the estimates and assumptions made, actual results may differ from estimated results.
Fair Value Measurements
The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:
Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2 - Inputs to the valuation methodology observable inputs, other than those in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or that can be corroborated by observable market data.
Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
Due primarily to their short-term nature, certain financial instruments have fair values that approximate their carrying values. These instruments include accounts receivable, due from related parties, accounts payable, and accrued expenses. The fair value of long-term debt approximates its carrying value and has been estimated based on interest rates being offered for similar debt having the same or similar remaining maturities and terms of repayment.
Concentrations of Credit Risk
The Company has no significant
off-balance
sheet risk, such as foreign exchange contracts, option contacts, or other foreign hedging arrangements. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents, restricted cash and accounts receivable. The Company maintains its cash, cash equivalents and restricted cash with high-credit quality financial institutions which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant losses due to credit risk on cash, cash equivalents and restricted cash. Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company performs ongoing credit evaluations of the Company’s customers and generally requires no collateral to secure accounts receivable. The Company maintains an allowance for potentially uncollectible accounts receivable. Consequently, the Company believes that its exposure to losses due to credit risk on net accounts receivable is limited.
Segments
Operating segments are defined as components of an entity for which separate discrete financial information is made available and that is regularly evaluated by the chief operating decision maker, or CODM, in making decisions regarding resource allocation and assessing performance. The Company’s CODM is the chief executive officer and our operations are managed as a single segment for the purposes of assessing performance and making operating decisions.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less at acquisition to be cash equivalents. The Company maintains its cash and cash equivalents at accredited financial institutions, in amounts that may exceed federally insured limits.
Restricted Cash
Restricted cash relates to amounts that are held on deposit by a financial institution for a specific purpose and are not available to the Company for immediate or general business use. Amounts are reported as current or noncurrent based on when the cash is expected to become available to the Company for its general business use.
Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for credit losses is provided for amounts considered to be uncollectible based upon management’s assessment of the collectability, which considers historical write-off
experience and any specific risks identified in customer collection matters. Credit losses are written off against the allowance when identified. As of December 31, 2021 and 2020, there was no allowance for credit losses or bad debt, respectively

Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Laboratory equipment	5 years
Leasehold improvements	Lesser of lease term or 10 years
Computer equipment	3 years
Other equipment	5 years
Impairment of Long-Lived Assets
The Company evaluates long-lived assets, which consist of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. The Company did not record any impairment loss during the years ended December 31, 2021 and 2020.
Leases
Effective January 1, 2021, the Company adopted ASU
2016-02,
Leases
(Topic 842). The Company determines if an arrangement is a lease at inception and the classification of such lease. Operating leases include right-of-use
assets and operating lease liabilities, which are recorded in the Company’s balance sheets.
Right of use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when readily determinable or an incremental borrowing rate applicable to the Company based on the information available at the commencement date, if an implicit rate is not readily available, in determining the present value of lease payments. As the Company has no existing or proposed collateralized borrowing arrangements, to determine a reasonable incremental borrowing rate, the Company considers collateral assumptions, the lease term, the Company’s current credit risk profile, and rates for existing borrowing arrangements for comparable peer companies. The Company accounts for the lease and fixed non-lease
components as a single lease component for real estate leases. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.
Fair Value Option for Convertible Notes
As permitted under ASC 825,
Financial Instruments
(“ASC 825”), the Company elected the fair value option to account for its convertible notes issued during 2021 (the “Notes”). The Company recorded the convertible notes at fair value subsequently remeasured them to fair value at each reporting date and upon settlement. Changes in fair value were recognized as a component of other income, net in the statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the issuance of the convertible notes were recognized as expense as incurred.
Convertible Preferred Stock
The Company accounts for convertible preferred stock subject to possible redemption in accordance with the guidance in ASC 480,
Distinguishing Liabilities from Equity
. The convertible preferred stock is only redeemable upon the occurrence of certain deemed liquidation events. As the preferred stock is considered to be contingently redeemable, the preferred stock has been classified outside of permanent equity. The preferred stock will be accreted to its redemption value if the deemed liquidation events are considered probable of occurring.
Income Taxes
From inception through April 30, 2021, the Company was a Delaware limited liability company for federal and state tax purposes and, therefore, all items of income or loss through April 30, 2021 flowed through to the members of the limited liability company. Accordingly, the Company did not record deferred tax assets or liabilities or have net operating loss carryforwards. Effective April 30, 2021, the Company converted from an LLC to a C corporation for federal and state income tax purposes. The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic 740,
Income Taxes
(“ASC 740”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies. At December 31, 2021, the Company has concluded that a full valuation allowance is necessary for its deferred tax assets.
The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the financial statements. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in the Company’s statements of operations and comprehensive loss.
Revenue and Contract Balances
Effective January 1, 2019 and January 1, 2021, the Company adopted FASB ASU
No. 2014-09
(Topic 606),
Revenue from Contracts with Customers
, and its related amendments (collectively known as “ASC 606”) and ASU
No. 2018-18,
Clarifying the Interaction between Topic 808 (Collaborative Arrangements) and Topic 606 (Revenue from Contracts with Customers)
, respectively. The Company’s principal sources of revenue during the years ended December 31, 2021 and 2020, were derived from research and development service agreements with customers.
At inception, management determines whether contracts are within the scope of ASC 606 or other topics, including ASC 808,
Collaborative Arrangements
(“ASC 808”). For contracts or units of account that are determined to be within the scope of ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which management expects to be entitled to receive in exchange for these goods and services. To achieve this core principle, management applies the following five steps (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when or as a performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.
Identification of Performance Obligations.
Performance obligations promised in a contract are identified at contract inception based on the goods and services that are both capable of being distinct and are distinct in the context of the contract. To the extent a contract includes multiple promised goods and services, the Company applies judgment to determine whether promised goods and services are both capable of being distinct and distinct in the context of the contract. If these criteria are not met, the promised goods and services are accounted for as a combined performance obligation. In general, the Company’s contracts typically contain one performance obligation to perform research services on behalf of its customers, which are generally performed over a short period of time, typically less than twelve months. These contracts typically include rights to negotiate for a license or other products and services upon completion of the research services.
Transaction Price.
The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods and services to the customer. The Company’s contracts typically contain upfront payments or fees for research services.
Research and Development Services.
The promises under the Company’s arrangements generally include research and development services to be performed by the Company on behalf of the counterparty. Payments or reimbursements from customers resulting from the Company’s research and development efforts are recognized as the services are performed and presented on a gross basis because the Company is the principal for such efforts. The Company uses an input method, according to the ratio of direct labor hours incurred to the total direct labor hours expected to be incurred in the future to satisfy the performance obligation. In management’s judgment, this input method is the best measure of the transfer of control of the performance obligation. Amounts received prior to revenue recognition are recorded as deferred revenue. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue in the accompanying consolidated balance sheets. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion. Reimbursements from and payments to the counterparty that are the result of a collaborative relationship, instead of a customer relationship, such as co-development
activities, are recognized as the services are performed and presented as a reduction to research and development expense. To date, the Company has determined that all arrangements which include research and development services have been transacted with customers and recognized on a gross basis using
ASC 606.

Customer Options.
If an arrangement is determined to contain customer options that allow the customer to acquire additional goods or services, the goods and services underlying the customer options that are not determined to be material rights are not considered to be performance obligations at the outset of the arrangement, as they are contingent upon option exercise. The Company evaluates the customer options for material rights, or options to acquire additional goods or services for free or at a discount. If the customer options are determined to represent a material right, the material right is recognized as a separate performance obligation at the outset of the arrangement. The Company allocates the transaction price to material rights based on the relative standalone selling price, which is determined based on the identified discount and the probability that the customer will exercise the option. Amounts allocated to a material right are not recognized as revenue until, at the earliest, the option is exercised.
Contract Balances.
The Company classifies the right to consideration in exchange for deliverables as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due). Such receivables are presented in accounts receivable in the accompanying balance sheets at their net estimated realizable value. An allowance for credit losses is maintained to provide for the estimated amount of receivables and contract assets that may not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and other applicable factors. Contract assets and liabilities are reported in a net position on a contract-by-contract
basis at the end of each reporting period. Contract assets include unbilled amounts from contracts when revenue recognized exceeds the amount billed to the customer, and right to payment is not solely subject to the passage of time. Contract assets are included in prepaid expenses and other current assets in the accompanying balance sheets. Contract liabilities, which are presented as deferred revenue, consist of advance payments and billings in excess of revenue recognized. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue in the accompanying balance sheets. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion.
Cost of Revenue
Cost of revenue primarily represents payroll and related personnel costs as well as allocated overhead, including occupancy and information technology expenses.
Research and Development Expense
Research and development costs are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities, including salaries, stock-based compensation and benefits, facilities costs, depreciation, and external costs of outside vendors.
Non-refundable
prepayments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the goods are delivered or the related services are performed or until it is no longer expected that the goods will be delivered or the services rendered.
The Company has entered into various research and development related contracts. The Company records accrued liabilities for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the underlying activities.
Stock-Based Compensation Expense
Stock-based payments are accounted for in accordance with the provisions of ASC 718,
Compensation – Stock Compensation
. The Company measures the estimated fair value of the stock-based award on the date of grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock options, and formerly incentive units, with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company has not issued any stock-based awards with performance- or market-based vesting conditions. The Company accounts for forfeitures as they occur.
The Company classifies stock-based compensation expense in its statements of operations and comprehensive loss in the same manner in which the award recipient’s cash compensation costs are classified.
Given the absence of an active market for the Company’s equity, the Company and the board of directors were required to estimate the fair value of the Company’s common stock and incentive units at the time of each grant. The Company and the board of directors determined the estimated fair value of the Company’s equity instruments based on a number of factors, including external market conditions affecting the biotechnology industry sector. The Company and the board of directors utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid,
Valuation of Privately-Held Company Equity Securities Issued as Compensation
, to estimate the fair value of its equity instrument. Each valuation methodology includes estimates and assumptions that require the Company’s judgment.

Comprehensive Loss
Comprehensive loss is defined as the change in equity from transactions and other events or circumstances from non-owner
sources. Comprehensive loss includes net loss as well as other changes in stockholders’ deficit and members’ equity that result from transactions and economic events other than those with stockholders and members. For the years ended December 31, 2021 and 2020, comprehensive loss is equal to net loss.
Net Loss per Share or Unit
The Company calculates basic and diluted net loss per share or unit in conformity with the two-class
method required for participating securities. Under the
two-class
method, net loss is allocated between common stock or member units and other participating securities based on their participation rights.
Diluted net loss per unit is computed using the more dilutive of (a) the two-class
method, (b) treasury stock method, or
(c) if-converted
method. as applicable, to potentially dilutive instruments. Potentially dilutive instruments consist of unvested incentive units and the potential issuance of common stock upon exercise of outstanding stock options or conversion of preferred stock. The dilutive effect of the convertible preferred stock is assessed by application of the
“if-converted”
method in periods where such application would be dilutive.
Subsequent Event Considerations
The Company considers events or transactions that occur after the balance sheet date but prior to the date the financial statements are issued to provide additional evidence for certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated as required.
Recently Adopted Accounting Pronouncements
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
(“ASU
2016-02”).
The guidance in ASU
2016-02
supersedes the prior leasing guidance, which requires lessees to recognize right-of
use assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The Company adopted ASU
2016-02,
as amended, as of January 1, 2021 by applying the modified retrospective approach for leases existing at, and entered into after, January 1, 2021. In addition, the standard allows for certain practical expedients in transition to ASU
2016-02,
including the package of practical expedients. The Company utilized the package of practical expedients which allowed the Company to not reassess the following: (i) whether any expired or existing contracts contained leases; (ii) the lease classification for any expired or existing leases; and (iii) the treatment of initial direct costs for any existing leases. The adoption of this standard resulted in the recognition of a right of use asset and corresponding operating lease liability of $66 thousand upon adoption.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses (Topic 326)—Measurement of Credit Losses on Financial Instruments
, which has been subsequently amended (“ASU
2016-13”).
The provisions of ASU
2016-13
modify the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology and require a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company early adopted ASU
2016-13,
as amended, as of January 1, 2021. The adoption of this standard did not have a material effect on the Company’s financial statements upon adoption.
In November 2018, the FASB issued ASU
2018-18,
Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606
(“ASU
2018-18”).
ASU
2018-18
provides guidance on whether certain transactions between collaborative arrangement participants should be accounted for with revenue under Topic 606. The Company early adopted this guidance as of January 1, 2021. The adoption of this standard did not have a material effect on the Company’s financial statements upon adoption.
In August 2020, the FASB issued ASU
2020-06,
Debt - Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“ASU
2020-06”).
This ASU simplifies the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exceptions for contracts in an entity’s own equity. Under ASU
2020-06,
certain features, including beneficial conversion features, are no longer required to be separately accounted for. The new guidance also requires the if-converted
method to be applied for all convertible instruments and requires additional disclosures. The Company early adopted this standard as of January 1, 2021. The adoption of this standard did not have a material effect on the Company’s financial statements upon adoption.

1
3

Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial statements and disclosures.
Reclassification of Prior Year Presentation
Certain immaterial prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

3. Fair Value of Financial Assets and Liabilities
As of December 31, 2021 and 2020, the Company did not hold any financial assets or liabilities that were measured at fair value on a recurring or nonrecurring basis. There were no assets or liabilities for which fair value was required to be disclosed. During the years ended December 31, 2021 and 2020, there were no transfers between Level 1, Level 2 and Level 3.
Valuation of Convertible Notes
During
the year ended December 31, 2021, the Company issued convertible notes to certain existing investors. The Company has elected to account for these instruments utilizing the fair value option as permitted under ASC 825. Management believes the fair value option more closely reflects the economics of the transaction from the perspective of the counterparties. At issuance the Notes were considered to have a fair value equal to the principal of the Notes and at settlement the Notes were considered to have a fair value equal to the fair value of the convertible preferred stock that was issued in settlement of the Notes. The fair value of the convertible preferred stock that was issued in settlement of the Notes was based on an option pricing model. The option pricing model utilized an enterprise value that was determined utilizing a backsolve method based on the issuance of a new class of preferred stock in an arms-length transaction. The enterprise value was then allocated to the various outstanding classes of equity. This model utilizes unobservable inputs. The change in fair value for the year ended December 31, 2021 was $77 thousand which was recorded as change in fair value of convertible notes in the Company’s statements of operations and comprehensive loss.
The following table sets forth a summ
a
ry of changes in the fair value of the Company’s Notes for which fair value is determined by Level 3 inputs:

Convertible Notes

Value as of December 31, 2020	$—
Issuance of convertible notes	750,000
Change in fair value of convertible notes	76,738
Settlement into convertible preferred stock	(826,738)

Value as of December 31, 2021	$—

4. Cash, Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the balance sheet and included in the statement of cash flows:

	December 31,
	2021	2020
Cash and cash equivalents	$6,510,140	$155,427
Restricted cash	50,000	25,000

Cash, cash equivalents, and restricted cash	$6,560,140	$180,427

Amounts included in restricted cash as of December 31, 2021 and 2020 consist of cash held to collateralize a letter of credit issued as a security deposit in connection with the Company’s lease on its corporate facility and for certain credit cards.

5. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	December 31,
	2021	2020
Contract assets	$85,018	$—
Insurance recovery receivable	136,250
Prepaid employee benefits	2,000	10,722
Prepaid rent	—	11,201
Other	47,380	17,770

Prepaid expenses and other current assets	$270,648	$39,693

6. Property and Equipment, Net
Property and equipment, net consisted of the following:

	December 31,
	2021	2020
Lab equipment	$587,650	$463,817
Leasehold improvements	17,973	11,258
Computer equipment	21,747	10,282
Other equipment	9,411	9,411

	636,781	494,768
Less accumulated depreciation	(402,614)	(316,478)

Property and equipment, net	$234,167	$178,290

Depreciation expense for the years ended December 31, 2021 and 2020 was $86 thousand and $90 thousand, respectively.

7. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2021	2020
Accrued bonus	$349,000	$—
Professional fees	123,756	85,088
Accrued vacation	25,945	20,328
Other	7,910	1,394

Accrued expenses and other current liabilities	$506,611	$106,810

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9

8. Members’ Equity and Corporate Reorganization
On April 30, 2021, the Company completed the Reorganization. As part of the Reorganization each issued and outstanding capital unit of ReForm Biologics, LLC as of the date of the Reorganization was exchanged for shares of convertible preferred stock and previously outstanding incentive units of ReForm Biologics, LLC were cancelled. The financial statements as of and for the year ended December 31, 2021, reflect the exchange of capital units to convertible preferred stock.
The following summarizes the activity of Capital Units for the year ended December 31, 2021:

	Class A1 Capital Units		Class B1 Capital Units		Class B1-A Capital Units		Total Capital Units
	Units	Amount	Units	Amount	Units	Amount	Units	Amount

Balance as of December 31, 2020	8,811,088	$9,289,298	514,932	$1,329,024	102,986	$62,718	9,429,006	$10,681,040
Conversion of capital units into convertible preferred stock	(8,811,088)	(9,289,298)	(514,932)	(1,329,024)	(102,986)	(62,718)	(9,429,006)	(10,681,040)

Balance as of December 31, 2021	—	$—	—	$—	—	$—	—	$—

The following summarizes the activity of Capital Units for the year ended December 31,
2020:

	Class A1 Capital Units		Class B1 Capital Units		Class B1-A Capital Units		Total Capital Units
	Units	Amount	Units	Amount	Units	Amount	Units	Amount

Balance as of January 1, 2020	8,748,276	$9,118,198	—	$—	—	$—	8,748,276	$9,118,198
Issuance of capital units, net of issuance costs of $50,068	62,812	171,100	514,932	1,329,024	102,986	62,718	680,730	1,562,842

Balance as of December 31, 2020	8,811,088	$9,289,298	514,932	$1,329,024	102,986	$62,718	9,429,006	$10,681,040

During 2020, the Company issued an aggregate of 62,812 Class A Capital Units in exchange for services rendered in the amount of $171 thousand. Additionally, during 2020 the Company issued 514,932 Class B1 Capital Units and 102,986
Class B1-A
Capital Units in exchange for gross cash proceeds of $1.4 million. The proceeds were allocated to the B1 and
B1-A
Capital Units utilizing a relative fair value basis.

9. Convertible Preferred Stock
As of December 31, 2021, the authorized capital stock of the Company included 14,051,702 shares of $0.001 par value preferred stock, of which 9,429,006 shares have been designated as series A convertible preferred stock (“Series A Preferred Stock”) and 4,622,696 shares have been designated as series B convertible preferred stock (“Series B Preferred Stock”).
Convertible preferred stock consisted of the following as of
December 31, 2021:

	Par Value	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series A-1 Convertible Preferred Stock	$0.001	6,000,000	6,000,000	$2,972,028	$18,000,000	6,000,000
Series A-2 Convertible Preferred Stock	$0.001	1,266,667	1,266,667	$1,865,374	$3,800,001	1,266,667
Series A-3 Convertible Preferred Stock	$0.001	527,752	527,752	$1,416,519	$1,583,256	527,752
Series A-4 Convertible Preferred Stock	$0.001	1,016,669	1,016,669	$3,035,377	$3,050,007	1,016,669
Series A-5 Convertible Preferred Stock	$0.001	514,932	514,932	$1,329,024	$2,162,714	514,932
Series A-6 Convertible Preferred Stock	$0.001	102,986	102,986	$62,718	$144,180	102,986
Series B-1 Convertible Preferred Stock	$0.001	4,219,409	3,970,465	$9,352,627	$9,410,002	3,970,465
Series B-2 Convertible Preferred Stock	$0.001	403,287	403,287	$823,786	$766,245	403,287

		14,051,702	13,802,758	$20,857,453	$38,916,405	13,802,758

The following summarizes the activity of the Series A convertible preferred stock for the year ended December 31
, 2021:

	Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-3 Convertible Preferred Stock		Series A-4 Convertible Preferred Stock		Series A-5 Convertible Preferred Stock		Series A-6 Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance as of December 31, 2020	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Conversion of capital units into convertible preferred stock	6,000,000	2,972,028	1,266,667	1,865,374	527,752	1,416,519	1,016,669	3,035,377	514,932	1,329,024	102,986	62,718

Balance as of December 31, 2021	6,000,000	$2,972,028	1,266,667	$1,865,374	527,752	$1,416,519	1,016,669	$3,035,377	514,932	$1,329,024	102,986	$62,718

The following summarizes the activity of the Series B convertible preferred stock for the year ended December 31, 2021:

	Series B-1 Convertible Preferred Stock		Series B-2 Convertible Preferred Stock
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	—	$—	—	$—
Issuance of convertible preferred stock, net of issuance costs of $60,327	3,970,465	9,352,627	403,287	823,786

Balance as of December 31, 2021	3,970,465	$9,352,627	403,287	$823,786

In April 2021, the Company issued 6,000,000, 1,266,667, 527,752, 1,016,669, 514,932, and 102,986 shares of Series
A-1,
A-2,
A-3,
A-4,
A-5,
and
A-6
Preferred Stock, respectively. The Series A Preferred Stock was issued in settlement of previously outstanding capital units of ReForm Biologics, LLC as part of the Reorganization.
In connection with the series B preferred stock purchase agreement dated May 26, 2021 (the “Series B Purchase Agreement”), the Company initially issued 2,240,507 shares of Series
B-1
convertible preferred stock (the “Series
B-1
Preferred Stock”) at an initial issuance price of $2.37 per share for total gross proceeds of $5.3 million. Concurrent with the issuance of these shares, the Company also issued 403,287 shares of Series
B-2
preferred stock that were issued to settle the Notes. The Series B Purchase Agreement provided for the issuance of up to an additional 1,978,902 shares of Series
B-1
Preferred Stock at the same terms to new investors. This provision does not create any enforceable rights or obligations related to the issuance of additional shares.

In a second
closing associated with the Series B Purchase Agreement, during June 2021, the Company issued an additional 843,882 shares of Series
B-1
Preferred Stock at an initial issuance price of $2.37 per share for total gross proceeds of $2.0 million. In a third closing associated with the Series B Purchase Agreement, during July 2021, the Company issued an additional 886,076 shares of Series
B-1
Preferred Stock at an initial issuance price of $2.37 per share for total gross proceeds of $2.1 million.
As of December 31, 2021, the holders of the preferred stock have the following rights and preferences:
Voting Rights—
The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to the stockholders for a vote and are entitled to the number of votes equal to the number of whole shares of common stock into which such holders of preferred stock could convert on the record date for determination of stockholders entitled to vote. Except for the actions requiring the approval or consent of the holders of preferred stock, the holders of preferred stock shall vote together with the holders of common stock and vote as a single class.
Dividends—
The holders of the preferred stock are entitled to receive dividends when, as and if declared by the Board. The Company may not pay any dividends on shares of common stock of the Company unless the holders of preferred stock also receive a corresponding dividend. As of December 31, 2021, no cash dividends have been declared or paid.
Liquidation Rights—
In the event of any voluntary or involuntary liquidation event, dissolution, winding up of the Company or upon the occurrence of certain events considered to be a deemed liquidation events, each holder of the then outstanding Series B Preferred Stock will be entitled to receive a preferential payment, prior and in preference to any distributions to the holders of the Series A Preferred Stock and common stock. After payments have been made in full to the holders of the Series B Preferred Stock, then, to the extent available, each holder of the then outstanding Series A Preferred Stock will be entitled to receive a preferential payment, prior and in preference to any distributions to the holders common stock. After payments have been made in full to the holders of the preferred stock, then, to the extent available, the remaining amounts will be distributed among the holders of the preferred stock and common stock, pro rata based on the number of shares held by each holder.
Conversion—
Each share of preferred stock is convertible into common stock, at any time, at the option of the holder, and without the payment of additional consideration, at the applicable conversion ratio then in effect for each series of preferred stock, initially set at the initial issuance price (i.e., one-for-one),
and subject to adjustment in accordance with specified anti-dilution provisions. In addition, each share of preferred stock will be automatically converted into common stock at the applicable conversion ratio then in effect for each series of preferred stock upon the earlier of (i) a qualified initial public offering as defined, (ii) the closing of a business combination pursuant to which the Corporation is merged into, or otherwise combines with, a public company or a special purpose acquisition company listed on a “national securities exchange or (iii) upon a vote of the holders of a majority of the outstanding preferred stock.
The Company evaluated each series of its preferred stock and determined that each individual series is considered an equity host. In making this determination, the Company’s analysis followed the whole instrument approach which compares an individual feature against the entire preferred stock instrument which includes that feature. The Company’s analysis was based on a consideration of the economic characteristics and risks of each series of preferred stock. More specifically, the Company evaluated all of the stated and implied substantive terms and features, including: (1) whether the preferred stock included redemption features, (2) how and when any redemption features could be exercised, (3) whether the holders of preferred stock were entitled to dividends, (4) the voting rights of the preferred stock and (5) the existence and nature of any conversion rights. As a result of the Company’s conclusion that the preferred stock represents an equity host, the conversion feature of all series of preferred stock is considered to be clearly and closely related to the associated preferred stock host instrument. Accordingly, the conversion feature of all series of preferred stock is not considered an embedded derivative that requires bifurcation.
Redemption—
The preferred stock is only redeemable upon the occurrence of certain deemed liquidation events, as discussed above. As the preferred stock is considered to be contingently redeemable, the preferred stock has been classified outside of permanent equity. The preferred stock will be accreted to its redemption value if the deemed liquidation events are considered probable of occurring. Through December 31, 2021, the deemed liquidation events have not been considered probable of occurring, and therefore the preferred stock has not been accreted.

10. Common Stock
All common stock share amounts have been retroactively adjusted to reflect the Transaction and reverse recapitalization as described in Note 1.
Following the closing of the Transaction, the Company is authorized to issue 150,000,000 shares of common stock, $0.0001 par value. The voting, dividend and liquidation rights of the holders of the Company’s common stock are subject to and qualified by the rights, powers and preferences of the holders of the preferred stock.
Each share of common stock entitles the holder to one vote, together with the holders of the preferred stock, on all matters submitted to the stockholders for a vote. Common stockholders are entitled to receive dividends, as may be declared by the Board, if any, subject to the preferential dividend rights of the preferred stock. Through December 31, 2021, no cash dividends have been declared or paid.
As of December 31 2021, the Company has reserved the following shares of common stock for future issuance:

Shares reserved for conversion of preferred stock	10,835,366
Shares reserved for exercise of outstanding stock options	2,689,935
Shares reserved for issuance under equity compensation plans	262,616
Total shares of authorized common stock reserved for future issuance	13,787,917

11. Stock-Based Compensation
All common stock share and per share amounts related to the Company’s incentive plans have been retroactively adjusted to reflect the Transaction and reverse recapitalization as described in Note 1.
2014 Restricted Unit Plan
On March 4, 2014, the Company established the 2014 Restricted Unit Plan (the “2014 Plan”). A total of 2,500,000 incentive units were authorized as part of the 2014 Plan, under which participants would receive membership interests in the Company. Under the terms of the 2014 Plan, Incentive Units could be granted to a participant by the Company’s board of directors. The strike price of the Incentive Units is determined by the Company’s board of directors at the time of grant. The Company has certain repurchase rights for issued Incentive Units in the event of termination of the participant’s employment or consulting relationship. As of December 31, 2020, there were 82,563 Incentive Units available for future grant. The plan was extinguished on April 30, 2021 as a result of the Reorganization.
2021 Stock Option and Grant Plan
On April 30, 2021, the Company established the 2021 Stock Option and Grant Plan (the “2021 Plan”), which provides for the Company to issue restricted stock awards, unrestricted stock awards and restricted stock units, or to grant incentive stock options or non-statutory
stock options. Incentive stock options may be granted only to the Company’s employees, including officers. Restricted stock awards, unrestricted stock awards and restricted stock units and non-statutory
stock options may be granted to employees, directors, consultants and key persons of the Company.
The total number of common shares authorized to be issued under the 2021 Plan was 3,260,994 shares as of December 31, 2021, of which 262,616 shares remained available for future grant.
Shares underlying awards that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of common stock, or are otherwise terminated under the 2021 Plan without having been fully exercised will be available for future awards.
Incentive Unit Valuation
Each Incentive Unit represents a
non-voting
equity interest in the Company that entitles the holder to a percentage of the profits and appreciation in the Company’s equity value arising after the date of grant and after such time as the strike price is met. Incentive Units are granted at no less than fair value on the date of grant as determined by the board of directors and typically vest over four years.
The Company measures and records the expense related to Incentive Units based on the fair value of those awards as determined on the date of grant. The Company used an option pricing model (OPM) to determine the total equity value of the Company at various dates and allocated that value to the outstanding Units, including Incentive Units. The OPM requires the use of subjective assumptions, which determine the fair value of equity-based awards, including the value of the Company’s equity, volatility, time to liquidity and risk-free rate. Once the enterprise value has been allocated to each class of Unit, the value attributed to the Incentive Units is then discounted for a lack of marketability. The Company and the board of directors considers changes in facts and circumstances between valuation dates to determine the fair value of Incentive Units on each date of grant.

The following table summarizes the inputs used in the OPM:

Year Ended December 31,
2020

Company equity value (in millions)	$3.6 - $10.7
Volatility	90.00%
Time to liquidity (years)	3.0
Risk-free rate	0.15% - 0.22%

Incentive Unit Activity
The following table summarizes the Company’s Incentive Unit activity for the year ended December 31, 2021:

	Unvested Incentive Units	Weighted- Average Grant Date Fair Value Per Unit

Unvested as of December 31, 2020	429,963	$0.19
Vested	(32,939)	0.43
Forfeited	(4,428)	0.66
Cancelled	(392,596)	0.10

Unvested as of December 31, 2021	—	$—

Stock Option Valuation
The assumptions that the Company used to determine the grant-date fair value of stock options granted were as follows, presented on a weighted-average basis:

Year Ended December 31,
2021

Expected option life (years)	5.6
Risk-free interest rate	0.90%
Expected volatility	62.84%
Expected dividend yield	—%

Stock Option Activity
The following table summarizes the Company’s stock option activity for the year ended December 31, 2021:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)

Outstanding as of December 31, 2020	—	$—		$—
Granted	3,052,355	0.59
Exercised	(308,443)	0.59		88
Cancelled or forfeited	(53,977)	0.59

Outstanding as of December 31, 2021	2,689,935	$0.59	9.5	$767

Exercisable as of December 31, 2021	1,637,156	$0.59	9.4	$467
The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the estimated fair value of the Company’s common stock.
The weighted-average grant-date fair value of the Company’s stock options granted during the year ended December 31, 2021 was $0.53.
As of December 31, 2021, total unrecognized compensation cost related to the unvested stock options was $569 thousand, which is expected to be recognized over a weighted-average period of 3.5 years.
Stock-Based Compensation
Stock-based compensation expense was allocated as follows:

	Year Ended December 31,
	2021	2020

Cost of revenue	$19,876	$2,924
Research and development	414,322	36,961
General and administrative	680,458	61,155

Total stock-based compensation	$1,114,656	$101,040

12. Related Party Transactions
The Company provides administrative services to certain related parties that are affiliated entities through common equity ownership with financial and operational interests in the Company. During the years ended December 31, 2021 and 2020, the Company recognized $5 thousand and $21 thousand as a reduction to general and administrative expense related to these contracts, respectively. As of December 31, 2021, the Company had a minimal amount of receivables related to these arrangements. As of December 31, 2020, the Company had $5 thousand of receivables related to these arrangements.

13. Concentrations of Risk
The Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the years ended December 31, 2021 and 2020, two customers accounted for all revenue recognized in the period.
As of December 31, 2021, there were no customer concentrations in accounts receivable. As of December 31, 2020, one customer accounted for 97% of accounts receivable.

14. Note Payable
On April 24, 2020, the Company executed a promissory note pursuant to which it received proceeds of $161 thousand under the Paycheck Protection Program. The program was established as part of the Coronavirus Aid, Relief and Economic Security Act and is administered by the U.S. Small Business Administration.
The note had a
two-year
term, accrued interest at the rate of 1.0% per annum, and was prepayable at any time without payment of any premium. No payments of principal or interest were due during the six-month
period beginning on the date of the note. The Paycheck Protection Program Flexibility Act of 2020 extended the deferral period for borrower payments of principal, interest, and fees on the note to the date of the U.S. Small Business Administration forgiveness.
Under the terms of the program, the Company
could
apply for and be granted forgiveness for all or a portion of the loan, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent and utilities. The Company applied for forgiveness on November 23, 2020. On January 7, 2021, the Company received notice that the forgiveness had been approved and recorded a gain on debt extinguishment in the amount of $161 thousand.

15. Income Tax
From inception through April 30, 2021, the Company was a Delaware limited liability company for federal and state tax purposes and, therefore, all items of income or loss through April 30, 2021 flowed through to the members of the limited liability company. Accordingly, the Company did not record deferred tax assets or liabilities or have net operating loss carryforwards. Effective April 30, 2021, the Company converted from an LLC to a C corporation for federal and state income tax purposes.
For the period from May 1, 2021 to December 31, 2021, the Company did not record a current or deferred income tax expense or benefit due to current and historical losses incurred by the Company. The Company’s operations are based in the United States.
A reconciliation of income tax expense computed at the statutory federal income tax rate to the Company’s effective tax rate as reflected in the financial statements is as follows:

Year Ended December 31,
2021
Income tax at federal statutory tax rate	21.0%
State income taxes, net of federal benefit	5.3%
Income tax rate differential	(3.0)%
Stock-based compensation	(0.9)%
Permanent differences	(0.3)%
Research and development tax credits	0.9%
Change in valuation allowance	(23.0)%

Effective income tax rate	—%

Deferred
taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets and liabilities are comprised of the following:

December 31,
2021

Deferred tax assets:
Net operating loss carryforwards	$885,617
R&D credit carryforwards	63,406
Lease liabilities	88,259
Stock-based compensation	173,069
Accrued expenses and other	176,231

1,386,582
Valuation allowance	(1,235,082)

151,500
Deferred tax liabilities:
Property and equipment and right of use assets	(151,500)

Net deferred tax assets	$—

The Company ha
s
 evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. As of December 31, 2021, based on the Company’s history of operating losses, the Company has concluded that it is not more likely than not that the benefit of its deferred tax assets will be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of December 31, 2021. The valuation allowance increased $1.2 million during the year ended December 31, 2021 due primarily to net operating losses generated.
As of December 31, 2021, the Company had U.S. federal and state net operating loss carryforwards of $3.2 million, that may be available to offset future income tax liabilities. The U.S. federal tax operating loss carryforwards are not subject to expiration and can be carried forward indefinitely while the state net operating loss carryforwards begin to expire in 2042.
As of December 31, 2021, the Company has federal and state research and development tax credit carryforwards of $48 thousand and $15 thousand, respectively. The Company generated research credits but has not conducted a study to document the qualified activities. This study may result in an adjustment to the Company’s research and development credit carryforwards.
Under
the provisions of the Internal Revenue Code, the net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating loss and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50 percentage points, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has completed numerous financings since its inception, which may have resulted in a change in control as defined by Sections 382 and 383 of the Internal Revenue Code, or could result in a change in control in the future.

The Company follows the provisions of ASC
740-10,
Accounting for Uncertainty in Income Taxes,
which specifies how tax benefits for uncertain tax positions are to be recognized, measured, and recorded in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. As of December 31, 2021, the Company has not recorded any amounts for uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its statements of income. For the year ended December 31, 2021, no
estimated interest or penalties were recognized on uncertain tax positions
.
The Company’s corporate tax returns for the year ended December 31, 2021 remain open and subject to examination by the Internal Revenue Service and state taxing authorities.

16. Net Loss per Share or Unit – Basic and Diluted
As the Transaction has been accounted for as a reverse recapitalization, as described in Note 1, the net loss per share or unit information prior to the Transaction, has been retroactively adjusted to amounts reflecting the Exchange Ratio established in the Transaction.
For the years ended December 31, 2021 and 2020, basic net loss per share or unit was computed by dividing the net loss attributable to common stockholders or unit holders by the weighted average number of common shares and member units outstanding. Prior to April 30, 2021, undistributed losses were allocated equally to each class of member units, including vested incentive units, since they share equally in the residual net assets of the Company upon liquidation, subject to their different distribution participation rights. Subsequent to April 30, 2021, the Company did not have any participating securities as the convertible preferred stock is not required to share in the losses of the Company.
For the years ended December 31, 2021 and 2020, diluted net loss per share or unit is the same as basic net loss per share or unit since the effect of considering unvested incentive units, stock options, and convertible preferred stock in the calculation would be anti-dilutive.
The following potentially dilutive common stock or member unit equivalents, presented based on amounts outstanding at each year end, were excluded from the computation of diluted net loss per share or unit because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2021	2020

Options to purchase common stock	2,689,935	—
Unvested incentive units	—	331,547
Convertible preferred stock (as converted to common stock)	10,643,403	—
The following table sets forth the calculation of basic and diluted net loss per share or unit:

	Year Ended December 31,
	2021	2020

Net loss available to common stockholders or members — basic and diluted	$(5,451,778)	$(2,125,487)
Weighted-average number of common shares or units used in computing net loss per share or unit attributable to common stockholders or unit holders—basic and diluted	3,012,603	8,521,250

Net loss per share or unit attributable to common stockholders or unit holders—basic and diluted	$(1.81)	$(0.25)

17. Commitments and Contingencies
Leases
On March 8, 2018, the Company entered into a noncancelable operating lease agreement for office and laboratory space in Woburn, Massachusetts. The lease agreement required monthly lease payments as well as payment of a proportional share of operating costs. On March 10, 2021, the Company extended the lease agreement through June 30, 2024 at a monthly lease rate of $12 thousand, subject to annual increases in January based on changes in the consumer price index.
The maturities and balance sheet presentation under all
non-cancelable
operating leases as of December 31, 2021, are as follows:

Operating Leases
Maturity of lease liabilities 2022	$143,004
2023	143,004
2024	71,502

Total lease liabilities	357,510
Less: imputed interest	(34,454)

Present value of operating lease liability as of December 31, 2021	$323,056

Reported as of December 31, 2021
Lease liabilities — current	$121,552
Lease liabilities — noncurrent	201,504

$323,056

As of December 31, 2021, the Company maintained a
Right-Of-Use
asset with a corresponding operating lease liability of approximately
$323
 thousand, based on the present value of the minimum rental payments in accordance with ASC 842,
Leases
. As the Company’s lease does not provide an implicit rate, the Company estimated its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments. The weighted average discount rate used for leases as of December 31, 2021 is 8.0%. The weighted average lease term as of December 31, 2021 is 2.5 years. During the year ended December 31, 2021 operating cash flows used for operating leases was $136 thousand. During the year ended December 31, 2021, lease cost was $139 thousand. During the year ended December 31, 2020, rent expense incurred under this agreement was $134 thousand under previous accounting guidance.
Legal Proceedings
The Company, from time to time, may be party to litigation arising in the ordinary course of business. The Company was not subject to any material legal proceedings during the years ended December 31, 2021 and 2020, and, to the best of the Company’s knowledge, no material legal proceedings are currently pending or threatened.
Indemnification Agreements
The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to the agreements, the Company agrees to indemnify, hold harmless, and to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company’s business partners, in connection with any U.S. patent or any copyright or other intellectual property infringement claim by any third-party with respect to the Company’s products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. Through December 31, 2021, the Company had
no
t experienced any losses related to these indemnification agreements and no material claims were outstanding.
Other Matters
In February 2022, the Company determined it was affected by a business email compromise fraud which resulted in a diversion of the Company’s capital to unknown parties. This incident led to a loss of $136 thousand of cash for the year ended December 31, 2021 which was recorded within other income, net in the Company’s statements of operations and comprehensive loss. Subsequent to December 31, 2021, an additional $590 thousand of cash was lost through the same incident. The Company implemented a variety of measures to further enhance its cybersecurity protections and minimize the impact of any future cyber incidents. The Company has insurance related to this event and expects to recover $300 thousand of losses in total. As of and for the year ended December 31, 2021, the Company recorded a $136 thousand insurance recovery receivable within prepaid expenses and other current assets in the Company’s balance sheet and a corresponding recovery of losses which offset the loss within other income, net in the Company’s statement of operations and comprehensive loss since the recovery of losses was considered probable. The remaining insurance recovery amount of $164 thousand relates to losses incurred subsequent to year end and will be recorded in the Company’s financial statements for the year ending December 31, 2022.

18. Subsequent Events
The Company has completed an evaluation of all subsequent events after the balance sheet date of December 31, 2021 through March 8, 2022, the date the financial statements were issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements as of December 31, 2021, and events which occurred subsequently but were not recognized in the financial statements. The Company has concluded that no subsequent events have occurred that require disclosure, except as disclosed within the financial statements.
(a)     Stock-based Compensation Activity
Through the date the financial statements were issued, the Company has issued 693,330 shares of common stock in connection with exercises of stock options for gross proceeds of $404 thousand.
(b)     Business Combination Agreement
On January 31, 2022, Comera, OTR, CLS Holdings, Comera Merger Sub and OTR Merger Sub, entered into an agreement and plan of merger (the “Business Combination Agreement”), pursuant to which (i) Comera Merger Sub will be merged with and into Comera (the “Comera Merger”), with Comera surviving the Comera Merger as a direct wholly-owned subsidiary of CLS Holdings and (ii) immediately following the consummation of the Comera Merger, OTR Merger Sub will be merged with and into OTR (the “OTR Merger”), with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of CLS Holdings. The Business Combination Agreement contains customary representations and warranties, covenants, closing conditions and other terms relating to the Comera Merger and OTR Merger and the other transactions contemplated thereby which are expected to close in May 2022, contingent upon approval of OTR stockholders.
Upon the closing of the Transaction (the “Closing”), by virtue of the Comera Merger, all shares of Comera common stock, par value $0.001 per share (“Comera Common Stock”), issued and outstanding immediately prior to the Closing (including shares of Comera Common Stock issued upon conversion of Comera preferred stock immediately prior to the Closing) will be canceled and converted into the right to receive shares of CLS Holdings common stock, par value $0.0001 per share (“CLS Holdings Common Stock”) and all outstanding Comera unvested stock options and Comera vested incentive stock options will be converted into options to purchase shares of CLS Holdings Common Stock, all Comera vested in-the-money
non-qualified
stock options outstanding will be net exercised for shares of Comera Common Stock and, upon the Closing as described above, those shares of Comera Common Stock will be converted into the right to receive shares
of CLS Holdings Common Stock.
In addition and as part of the overall consideration payable to the Company’s stockholders, CLS Holdings shall place 3,150,000 shares of CLS Holdings Common Stock (the
“Earn-Out
Shares”) into escrow. If, at any time prior to the second anniversary of the Closing, either (i) the volume-weighted-average-price of CLS Holdings Common Stock shall be equal to or greater than $12.50 for twenty trading days within a thirty-trading day period, or (ii) upon a change of control with aggregate consideration in excess of $12.50 per share, then the
Earn-out
Shares will be delivered to the Company’s stockholders in accordance with the Business Combination Agreement.

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